Exhibit h.4.s

Execution

AMENDMENT

TO

SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

This Amendment and Joinder (“Amendment”) dated November 16, 2020 (“Effective Date”) is by and among Virtus Fund Services, LLC (“Company”), Virtus Alternative Solutions Trust, VATS Offshore Fund, Ltd., Virtus Asset Trust, Virtus Equity Trust, Virtus Opportunities Trust, Virtus Retirement Trust and Virtus Variable Insurance Trust (each, a “Fund” and together, the “Funds”) and The Bank of New York Mellon (“BNY Mellon”).

BACKGROUND:

A.	Company, the Funds other than VATS Offshore Fund, Ltd., and BNY Mellon are parties to a Sub-Administration and Accounting Services Agreement dated as of January 1, 2010, as amended (the “Agreement”), relating to BNY Mellon’s provision of certain sub-administration and accounting services to the Funds’ investment portfolios listed on Exhibit B to the Agreement (each, a “Portfolio”). Joinder Agreements and Amendments to the Sub-Administration and Accounting Services Agreement were entered into among the parties (and Virtus Retirement Trust) on February 24, 2014, December 10, 2015, July 27, 2016, April __, 2017, September 21, 2017, December 1, 2018, March 8, 2019, May 22, 2019, September 1, 2019, November 18, 2019 and an Amendment and Joinder To Sub-Administration and Accounting Services Agreement was entered into among the parties including VATS Offshore Fund, Ltd. on August 27, 2020 for the purpose of amending the Agreement and adding or removing certain Funds.

B.	The parties desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	Exhibit A to the Agreement shall be amended and restated as attached hereto.

2.	Exhibit B to the Agreement is hereby deleted and replaced in its entirety with the Exhibit B attached hereto.

3.	Miscellaneous.

(a)	As amended and supplemented hereby, the Agreement shall remain in full force and effect.

(b)	The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment

Execution

transmitted by facsimile transmission, by a manual signature on a copy of Amendment transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

[Signature page follows.]

Execution

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

THE BANK OF NEW YORK MELLON

By:	__/s/ Donald Brophy_____
Name:	_Donald Brophy________
Title:	__Vice President_______

VIRTUS FUND SERVICES, LLC

By:	__/s/ W. Patrick Bradley__
Name:	__W Patrick Bradley_____
Title:	_Executive Vice President

VIRTUS ALTERNATIVE SOLUTIONS TRUST

VATS OFFSHORE FUND, LTD.

VIRTUS ASSET TRUST

VIRTUS EQUITY TRUST

VIRTUS OPPORTUNITIES TRUST

VIRTUS RETIREMENT TRUST

VIRTUS VARIABLE INSURANCE TRUST

By:	_/s/ Amy Hackett_______
Name:	__Amy Hackett________
Title:	_Vice President and Assistant Treasurer

Execution

EXHIBIT A

THIS EXHIBIT A, dated November __, 2020 is Exhibit A to that certain Sub-Administration and Accounting Services Agreement dated as of January 1, 2010, as amended, by and among Virtus Fund Services, LLC, the investment companies as listed below and The Bank of New York Mellon.

FUNDS

Virtus Alternative Solutions Trust

VATS Offshore Fund, Ltd.

Virtus Asset Trust

Virtus Equity Trust

Virtus Opportunities Trust

Virtus Retirement Trust

Virtus Variable Insurance Trust

Execution

EXHIBIT B

THIS EXHIBIT B, dated November 16, 2020 is Exhibit B to that certain Sub-Administration and Accounting Services Agreement dated as of January 1, 2010, as amended, by and among Virtus Services, LLC, each of the investment companies and the Portfolios listed below and The Bank of New York Mellon.

PORTFOLIOS

Virtus Alternative Solutions Trust

Virtus Aviva Multi-Strategy Target Return Fund

Virtus Duff & Phelps Select MLP and Energy Fund

Virtus KAR Long/Short Equity Fund

VATS Offshore Fund, Ltd.

Virtus Asset Trust

Virtus Ceredex Large-Cap Value Equity Fund

Virtus Ceredex Mid-Cap Value Equity Fund

Virtus Ceredex Small-Cap Value Equity Fund

Virtus Seix Core Bond Fund

Virtus Seix Corporate Bond Fund

Virtus Seix Floating Rate High Income Fund

Virtus Seix High Grade Municipal Bond Fund

Virtus Seix High Income Fund

Virtus Seix High Yield Fund

Virtus Seix Investment Grade Tax-Exempt Bond Fund

Virtus Seix Short-Term Bond Fund

Virtus Seix Short-Term Municipal Bond Fund

Virtus Seix Total Return Bond Fund

Virtus Seix U.S. Government Securities Ultra-Short Bond Fund

Virtus Seix U.S. Mortgage Fund

Virtus Seix Ultra-Short Bond Fund

Virtus SGA International Growth Fund

Virtus Silvant Large-Cap Growth Stock Fund

Virtus Silvant Small-Cap Growth Stock Fund

Virtus Zevenbergen Innovative Growth Stock Fund

Execution

Virtus Equity Trust

Virtus KAR Capital Growth Fund*

Virtus KAR Equity Income Fund*

Virtus KAR Global Quality Dividend Fund*

Virtus KAR Mid-Cap Core Fund*

Virtus KAR Mid-Cap Growth Fund*

Virtus KAR Small-Cap Core Fund*

Virtus KAR Small-Cap Growth Fund*

Virtus KAR Small-Cap Value Fund*

Virtus KAR Small-Mid Cap Core Fund

Virtus KAR Small Mid-Cap Growth Fund1

Virtus SGA Emerging Markets Growth Fund

Virtus SGA Global Growth Fund

Virtus SGA New Leaders Growth Fund2

Virtus Tactical Allocation Fund*

Virtus Opportunities Trust

Virtus Duff & Phelps Global Infrastructure Fund*

Virtus Duff & Phelps Global Real Estate Securities Fund*

Virtus Duff & Phelps International Real Estate Securities Fund*

Virtus Duff & Phelps Real Asset Fund

Virtus Duff & Phelps Real Estate Securities Fund*

Virtus FORT Trend Fund

Virtus KAR Emerging Markets Small-Cap Fund*

Virtus KAR International Small-Cap Fund*

Virtus KAR International Small-Mid Cap Fund

Virtus Newfleet Core Plus Bond Fund*

Virtus Newfleet High Yield Fund*

Virtus Newfleet Low Duration Core Plus Bond Fund*

Virtus Newfleet Multi-Sector Intermediate Bond Fund*

Virtus Newfleet Multi-Sector Short Term Bond Fund*

1 Servicing expected to commence December 7, 2020.

2 Servicing expected to commence November 16, 2020.

Execution

Virtus Newfleet Senior Floating Rate Fund*

Virtus Newfleet Tax-Exempt Bond Fund*

Virtus Vontobel Emerging Markets Opportunities Fund*

Virtus Vontobel Foreign Opportunities Fund*

Virtus Vontobel Global Opportunities Fund*

Virtus Vontobel Greater European Opportunities Fund*

VIRTUS RETIREMENT TRUST

None

VIRTUS VARIABLE INSURANCE TRUST

Virtus Duff & Phelps Real Estate Securities Series*

Virtus KAR Capital Growth Series*

Virtus KAR Equity Income Series

Virtus KAR Small-Cap Growth Series*

Virtus KAR Small-Cap Value Series*

Virtus Newfleet Multi-Sector Intermediate Bond Series*

Virtus SGA International Growth Series*

Virtus Strategic Allocation Series*

*For those Portfolios denoted with an asterisk, BNY Mellon performed the regulatory administration services described in Section 14(b) of the Agreement through April 15, 2014. Thereafter, BNY Mellon ceased performing regulatory administration services under the Agreement.